Exhibit 32(i)
Woodward Governor Company
Section 1350 certifications
We hereby certify that the annual report on Form 10-K for the year ended September 30, 2006, of Woodward Governor Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

Date:	November 30, 2006	November 30, 2006

	/s/ Thomas A. Gendron Thomas A. Gendron	/s/ Robert F. Weber, Jr. Robert F. Weber, Jr.
	President and Chief Executive Officer	Chief Financial Officer and Treasurer
A signed original of this written statement required by 18 U.S.C. 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 18 U.S.C. 1350, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.